Exhibit 21
Invacare Corporation Subsidiaries

1	Adaptive Switch Laboratories, Inc., a Texas corporation.
2	Alber GmbH, a German limited liability company.
3	Alber GmbH, a Swiss corporation.
4	Alber USA, LLC, an Ohio limited liability company.
5	Aquatec Operations GmbH, a German limited liability company.
6	Carroll Healthcare General Partner Inc., an Ontario corporation.
7	Carroll Healthcare, Inc., an Ontario corporation.
8	Carroll Healthcare, LP, an Ontario limited partnership.
9	Dolomite AB, a Swedish corporation.
10	Dynamic Connect (Suzhou) Hi-Tech Electronics Co., Ltd., a Chinese company.
11	Dynamic Controls, a New Zealand corporation.
12	Dynamic Europe Ltd., a UK corporation.
13	Dynamic Suzhou Holdings New Zealand, a New Zealand corporation.
14	Freedom Designs, Inc., a California corporation.
15	Invacare AB, a Swedish corporation.
16	Invacare AG, a Swiss corporation.
17	Invacare A/S, a Danish corporation.
18	Invacare AS, a Norwegian corporation.
19	Invacare GmbH, a German corporation.
20	Invacare Asia Ltd., a Hong Kong company.
21	Invacare Australia Pty Limited, an Australian corporation.
22	Invacare Austria GmbH, an Austrian corporation.
23	Invacare B.V., a Netherlands corporation.
24	Invacare Canada General Partner Inc., a Canadian corporation.
25	Invacare Canada LP, an Ontario partnership.
26	Invacare Canadian Holdings, Inc., a Delaware corporation.
27	Invacare Canadian Holdings, LLC, a Delaware limited liability company.
28	Invacare Continuing Care, Inc., a Missouri corporation.
29	Invacare Credit Corporation, an Ohio corporation.
30	Invacare Dolomite AB, a Swedish corporation.
31	Invacare (Deutschland) GmbH, a German corporation.
32	Invacare Florida Corporation, a Delaware corporation.
33	Invacare Florida Holdings, LLC, a Delaware limited liability company.
34	Invacare France Operations SAS, a French corporation.
35	Invacare Germany Holding GmbH, a German corporation.
36	Invacare Holdings AS, a Norwegian corporation.
37	Invacare Holdings C.V., a Netherlands partnership.
38	Invacare Holdings LLC, an Ohio limited liability corporation.
39	Invacare Holdings New Zealand, a New Zealand corporation.
40	Invacare Holdings SARL, a Luxembourg corporation.
41	Invacare Holdings Two AB, a Swedish corporation.
42	Invacare Holdings Two B.V., a Netherlands corporation.
43	Invacare Holdings Two SARL, a Luxembourg corporation.
44	Invacare Ireland Ltd., an Ireland corporation.

45	Invacare International Corporation, an Ohio corporation.
46	Invacare International SARL, a Swiss corporation.
47	Invacare Limited, a UK corporation.
48	Invacare Mauritius Holdings, a Republic of Mauritius company.
49	Invacare MeccSan Srl, an Italian corporation.
50	Invacare New Zealand, a New Zealand corporation.
51	Invacare NV, a Belgium corporation.
52	Invacare Rehabilitation Equipment (Suzhou) Company, Ltd., a Chinese company.
53	Invacare Poirier SAS, a French corporation.
54	Invacare (Portugal)—Sociedade Industrial e Comercial de Ortopedia, Lda., a Portuguese company.
55	Invacare (Portugal) II—Material Ortopedico, Lda., a Portuguese company.
56	Invacare Rea AB, a Swedish corporation.
57	Invacare S.A., a Spanish corporation.
58	Invacare UK Operations Ltd., a UK corporation.
59	Invacare Verwaltungs GmbH, A German limited liability company.
60	Invamex Holdings LLC, a Delaware limited liability company.
61	Invamex S.A. de R.L. de C.V., a Mexican corporation.
62	Invatection Insurance Company, a Vermont corporation.
63	Kuschall AG, a Swiss corporation.
64	Medbloc, Inc., a Delaware corporation.
65	Motion Concepts, L.P., an Ontario limited partnership.
66	Perpetual Motion Enterprises Limited, an Ontario corporation.
67	Scandinavian Mobility International ApS, a Danish corporation.
68	The Aftermarket Group, Inc., a Delaware corporation.
69	The Helixx Group, Inc., an Ohio corporation.

Note that all entities are direct or indirect wholly owned subsidiaries.